Exhibit 3.3

FVCBANKCORP, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1.                                           Registered Office.  The registered office shall be located in the Commonwealth of Virginia, at such place as shall be determined by the Board of Directors.

Section 2.                                           Other Offices.  The Company may also have offices at such other places both within and without the Commonwealth of Virginia as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.                                           Place of Annual Meeting.  All annual meetings of the shareholders shall be held at the main office of the Company in the Commonwealth of Virginia, or elsewhere in the United States as designated by the Board of Directors.

Section 2.                                           Time of Annual Meetings.  The annual meeting of the shareholders of the Company, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held at such time as may be specified by the Board of Directors.

Section 3.                                           Notice of Annual Meeting. Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the person authorized to call the meeting, to each shareholder of record entitled to vote at such meeting.

Notwithstanding the preceding paragraph, notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or share exchange, on a proposed sale of assets other than in the regular course of business, or on a plan of dissolution shall be given, in the manner provided herein, not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, or plan of proposed sale of assets.

Section 4.                                           Time and Place of Special Meetings.  Special meetings of shareholders for any purpose may be held at such time and place in the United States within or without the Commonwealth of Virginia as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 5.                                           Calling of Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise proscribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors, the President or the Board of Directors.

Section 6.                                           Notice of Special Meetings.  Written or printed notice of a special meeting, stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shal1 be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the person authorized to call the meeting, to each shareholder of record entitled to vote at such meeting.

Notwithstanding the preceding paragraph, notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or share exchange, on a proposed sale of assets other than in the regular course of business, or on a plan of dissolution shall be given, in the manner provided herein, not less than twenty-five (25) nor more than sixty (60) days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment, plan of merger, or share exchange, or plan of proposed sale of assets.

Section 7.                                           Business of Special Meeting.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. A shareholder’s attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 8.                                           Waiver of Notice. A waiver of any notice of an annual or special meeting of shareholders, herein or by law required, if in writing and signed by the person entitled to such notice, whether before or after the time of the event for which notice was required to be given, shall be the equivalent of the giving of such notice. A shareholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless he or she, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting. Notice of any adjourned or recessed meeting need not be given.

Section 9.                                           Record Date.  The Board of Directors may fix the record date, which shall be not more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders, meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date fixed for the original meeting.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 10.                                    Conduct of Meetings.  Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or, if he is not present, by the President of the Company or, if none of said officers is present, by a chairman to be appointed by the Board of Directors. The Secretary of the Company, or if he is not present, any Assistant Secretary , shall act as secretary of such meeting; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting. The Board of Directors of the Company may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate.

Section 11.                                    Inspectors.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. If an inspector or inspectors are not available to act at the meeting, the person presiding at the meeting may, but need not, appoint one or more inspectors. Each inspector, if any, before entering upon discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors, if any, shall (i) ascertain the number of shares of stock outstanding and the voting power of each, (ii) determine the shares of stock represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 12.                                    Quorum.  A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 13.                                    Requisite Vote.  If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by law or the Articles of Incorporation.

Section 14.                                    Voting.  At all meetings of shareholders, every shareholder entitled thereat shall have one (1) vote for each share of stock standing in his or her name on the books of the Company on the date for the determination of shareholders entitled to vote at such meeting.

Section 15.                                    Proxies.  A shareholder may vote in person or by proxy, so long as said proxy is properly executed by the shareholder or his duly authorized attorney and bears a date not more than eleven (11) months prior to the date of the meeting, unless the proxy provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged.

Section 16.                                    Action by Unanimous Consent.  Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary of the Company for inclusion in the minutes or filing with the corporate records.

Section 17.                                    Shareholder Proposals.  Any shareholder entitled to vote in the election of Directors generally may propose one or more matters for presentation to the shareholders at any annual meeting of shareholders, provided that such shareholder has provided written notice of such shareholder’s intent to make such proposal or proposals, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth: (i) the name and address of the shareholder(s) who intends to make the proposal; (ii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such person; (iii) such other information regarding each such proposal as would be required to be included in a proxy statement soliciting proxies for the approval of such proposal pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended; and (iv) a description of all arrangements or understandings between the shareholder(s) and any other person or persons (naming such person or persons) pursuant to which the proposal or proposals are to be made by the shareholder(s). For purposes of this paragraph, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, and a shareholder shall be deemed to control all shares which such shareholder would be deemed or presumed to control in a control determination made in accordance with the provisions of applicable Company regulatory laws and regulations. The presiding officer of the meeting may refuse to acknowledge or present any proposal of any person not made in compliance with the foregoing procedure. Nothing contained in this By-law shall require the presentation for the vote or consideration of the shareholders of any matter which is not appropriate for action by the shareholders. No business or proposal shall be presented for the vote or consideration of shareholders at a special meeting of shareholders other than that contained in the notice of meeting and matters incidental to the conduct of such meeting.

Section 18.                                    Nominations for Director.  Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for elections as Directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at the annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name, age, business address and, if known, the residence address of each nominee proposed; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such nominee; (iv) such other information regarding each such nominee as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation l4A under the Securities and Exchange Act of 1934, as amended; (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vi) as to the shareholder making such nomination (a) his name and address as they appear on the stock transfer books of the Company and (b) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by such shareholder . For purposes of this paragraph, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, and a proposed nominee or shareholder shall be deemed to control all shares which such proposed nominee or shareholder would be deemed or presumed to control in a control determination made in accordance with the provisions of applicable Company regulatory laws and regulations. Notwithstanding any other provision hereof, failure of any shareholder nomination for election as director to comply with the provisions of this Article shall result in the proposed nomination not being presented to the shareholders at the meeting.

ARTICLE III

DIRECTORS

Section 1.                                           Board.  The Board of Directors of the Company shall have the power to manage or direct the management of, and administer, or direct the administration of, the business and affairs of the Company. Except as expressly limited by law, all corporate powers of the Company shall be vested in and be exercised by the Board of Directors.

Section 2.                                           Number of Directors: Qualifications and Term.  The Board of Directors shall consist of such number of Directors, not less than five (5) nor more than fifteen (15) directors, as the Board may determine from time to time. Each director must be a shareholder of the Company, owning in his or her sole name shares of stock having a book value of not less than $5,000, calculated as of the last business day of the calendar year immediately preceding the election of the director, which stock must be unpledged and unencumbered at the time such director becomes a director and during the whole of his or her term. So long as the director is successively reelected, there is no requirement to increase the shares of stock owned.

The first Board of Directors shall hold office until the first annual meeting of shareholders. After such time, the Directors shall be elected annually by the shareholders at the annual meeting. Each director shall hold office until his or her successor is duly elected and qualified, unless such Director shall earlier die, resign or be removed in accordance with the law.

Section 3.                                           Removal.  The shareholders may remove one (1) or more directors with or without cause, but only at a meeting called for such purpose. The meeting notice shall state that the purpose, or one of the purposes, of the meeting is the removal of the director.

Section 4.                                           Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors or, if the directors remaining in office constitute fewer than a quorum of the Board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

Section 5.                                           Books.  The books of the Company shall be kept within the Commonwealth of Virginia, at such place or places as the Board may from time to time determine.

Section 6.                                           Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.

Section 7.                                           Regular Meeting of the Board.  The Board of Directors shall hold meetings at least once in each calendar month, at which meeting a majority of the whole Board shall be necessary for the lawful transaction of business. Regular meetings of the Board may be held without notice, at such times and places as the directors may determine.

Section 8.                                           Special Meetings of the Board.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President on three (3) days’ notice to each director, by mail, or on two (2) days’ notice to each director personally, by email  or by facsimile telecommunication, but such notice may be waived by any director; special meetings shall be called by the Chief Executive Officer President or Secretary in like manner and on like notice on the written request of seven (7) directors.

Section 9.                                           Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director, at the beginning of the meeting or upon arrival of the director, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assert to action taken at the meeting.

A director may waive notice before or after the date and time stated in the notice in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, and such waiver shall be equivalent to the giving of such notice.

Section 10.                                    Business to be Transacted.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11.                                    Quorum of Directors.  A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation, provided, however, that if a majority of the directors is less than five (5), then a quorum shall consist of the greater of (i) a majority of directors and (ii) five (5) directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation.

If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12.                                    Meetings by Telephonic Equipment.  The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by these means is deemed to be present in person at the meeting.

Section 13.                                    Action by Consent.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each director entitled to vote with respect to the subject matter thereof and included in the minutes or filed with the corporate records reflecting the action taken.

Section 14.                                    Resignations.  Any director of the Company may resign at any time, in writing, by notifying the Chairman of the Board of Directors, President or the Secretary of the Company. Such resignation shall take effect at the time notice is delivered unless the notice specifies a later effective date.

Section 15.                                    Chairman of the Board of Directors.  The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board of Directors.  He shall have authority for the general supervision, management, and control of the business and affairs of the Company and shall perform all other duties and exercise all other powers as are incident to the office of Chairman of the Board and as may be prescribed by these By-Laws.  The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors.  He shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 16.                                    Director Fees.  The Board of Directors may establish, by resolution, fees for service on the Board of Directors or for attendance at meetings of the Board of Directors.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 1.                                           Appointment of Committees.  The Board of Directors may from time to time, by resolution passed by a majority of the Board, designate an executive committee and such other committee or committees as it may determine, each committee to consist of two or more Directors of the Company.  Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.  Notwithstanding the foregoing, a committee may not:

(1)                                 Approve or recommend action required to be approved by shareholders; or

(2)                                 Fill vacancies on the Board of Directors or any of its committees; or

(3)                                 Amend Articles of Incorporation; or

(4)                                 Adopt, amend or repeal By-Laws; or

(5)                                 Approve a plan or merger not requiring shareholder approval; or

(6)                                 Authorize or approve distributions, except according to a general formula or method prescribed by the Board; or

(7)                                 Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

Provisions of the Articles of Incorporation and By-Laws governing place of meeting, notice of meeting, quorum and voting requirements of the Board of Directors apply to all committees approved by the Board and their members. The Board must formally ratify written policies authorized by each committee appointed by it before such policies may become effective.

Section 2.                                           Fees of Committee Members.  Fees to be paid to members of committees of the Board of Directors for attendance at regular and special meetings shall be set by Board resolutions.

ARTICLE V

NOTICES

Section 1.                                           Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication.

Section 2.                                           Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

OFFICERS

Section 1.                                           Officers.  The officers of the Company shall be a Chief Executive Officer, a President, a Treasurer and a Secretary and, where elected, one or more Vice-Presidents, any of whom may be designated a senior vice president or an executive vice present, and the holders of such other offices as may be established in accordance with the provisions of Section 3 of this Article. The positions of (1) President and Treasurer, (2) Vice President and Treasurer, and (3) Secretary and Treasurer may be united in one person.

Section 2.                                           Election, Term of Office and Qualifications.  The officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year. Each officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

Section 3.                                           Subordinate Officers.  The Board of Directors may from time to time establish offices in addition to those designated in Section 1 of this Article VI with such duties as are provided in these By-Laws, or as they may from time to time determine. The Board may authorize an officer to appoint one or more officers or assistant officers.

Section 4.                                           Removal.  The Board of Directors may remove any officer either with or without cause, at any time. Election or appointment of an officer or agent shall not of itself create any contract rights. Any officer’s removal does not affect such officer’s contract rights, if any, with the Company. An officer’s resignation does not affect the Company’s contract rights, if any, with the officer.

Section 5.                                           Resignations.  Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later date.

Section 6.                                           Vacancies.         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

Section 7.                                           Compensation.  Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors or in such manner as it shall determine. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Company.

Section 8.                                           Chief Executive Officer.  The Chief Executive Officer (the “CEO”) of the Company shall have responsibility for the general supervision of the business of the Company, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors, and such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors perform such other duties as may be designated. The CEO, or his designee, shall have full power and authority to cast any votes which the Company is entitled to cast as a shareholder of another corporation. Where there is no Chief Executive Officer, or he is unable to discharge his duties, or in his absence, the powers of the CEO shall be vested in the President.

Section 9.                                           President.  The President shall be a director and may be the Chief Executive Officer or the Chief Operating Officer of the Company. In general, he shall perform all duties incident to the office of President and such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors, and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

Section 10.                                    The Vice-Presidents.  The Vice-Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of directors or by the President, and shall have such other powers and authorities as are conferred upon them elsewhere in these By-Laws.

Section 11.                                    Treasurer.  Except as may otherwise be specifically provided by the Board of Directors or any duly authorized committee thereof, the Treasurer shall have the custody of, and be responsible for, all funds and securities of the Company; receive and receipt for money paid to the Company from any source whatsoever; deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Company signed in such manner as shall be determined in accordance with the provisions of these By-Laws; regularly enter or cause to be entered in books to be kept by him or under his direction, full and adequate accounts of all money received and paid by him for account of the Company; in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or by the Chairman or, where there is none, by the President, and have such other powers and authorities as are conferred upon him elsewhere in these By-laws.

Section 12.                                    Secretary.  The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors of the Company; shall keep the minutes thereof in the proper books to be provided for that purpose; shall see that all notices required to be given by the Company are duly given and served; shall be the custodian of the seal of the Company and shall affix the seal or cause it to be affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these By-Laws; shall have charge of the books, records and papers of the Company relating to its organization and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors or by a Chairman or, if there is none, by the President; and shall have such other powers and authorities as are conferred upon him elsewhere in these By-Laws.

Section 13.                                    Assistant Treasurers and Assistant Secretaries.  Assistant Treasurers and Assistant Secretaries, if their offices are established pursuant to Section 3 of this Article VI and if elected or appointed in accordance with these By-Laws, shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, or by any duly authorized committee of directors, or by the Chairman of the Board, or, where there is none, by the President, and shall have such other powers and authorities as are conferred upon them elsewhere in these By-Laws.

Section 14.                                    Clerks and Agents.  The Board of Directors empowers the President and such officers as the President may designate to appoint paying tellers, receiving tellers, note tellers, vault custodians, bookkeepers and other clerks, agents and employees as they may deem advisable for the prompt and orderly transaction of the business of the Company, and to define their duties, conditions of employment, fix salaries to be paid and dismiss them.

ARTICLE VII

CERTIFICATES FOR SHARES; TRANSFER AND VOTING OF SHARES

Section 1.                                           Uncertificated Shares; Certificates for Shares. The Board of Directors may authorize the issuance of uncertificated shares by the Company, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Company. At the time of the issuance or transfer of any uncertificated shares, the Company shall issue or cause to be issued to the holder of such shares a written statement of the information required by these bylaws and such other information as may be required to be included on share certificates under Virginia law. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of shares represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Company, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

Certificates representing shares of the Company shall be signed by the Chairman of the Board of Directors, the President or a Vice-President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof.

When the Company is authorized to issue shares of more than one class, there shall be set forth upon the face or back of each certificate, or each certificate shall have a statement that the Company will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Company is authorized to issue different series within a class, the variations in the relative rights, preferences and limitations between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine variations of future series.

Section 2.                                           Signatures.  The signatures of the officers upon a certificate may be facsimiles, unless otherwise provided in the Articles of Incorporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issue.

Section 3.                                           Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4.                                           Transfer of Shares.  Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Company.

Section 5.                                           List of Shareholders.  The officer or agent having charge of the share transfer books shall make, at least ten (10) days before each meeting of shareholders at such meeting or any adjournment thereof, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group and within each voting groups by class or series of shares, with the address of and the number of shares held by each, which list, for a period often (10) days prior to such meeting, shall be kept on file at the principal business office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and such transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book or to vote at any meeting of the shareholders.

ARTICLE VIII

INDEMNIFICATION

Section 1.                                           Indemnification of Directors. Officers. Employees and Agents.  The Company shall indemnify any director or officer who is or may be made a party to any action, suit, proceeding or claim (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company against all claims, liabilities, judgments, settlement, costs and expenses, including attorney’s fees, imposed upon and reasonably incurred by him or her in connection with or resulting from such action, suit, proceeding or claim, upon determination that such director or officer conducted himself or herself in good faith and believed (a) in the case of conduct in his or her official capacity, that his or her conduct was in its best interest; (b) in all other cases that his or her conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his or her conduct was unlawful.

Any indemnification under this Section 1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is permissible in the circumstances because he or she has met the applicable standard of conduct set forth in this Section 1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum is not attainable, by a majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel, or (iv) by the stockholders.

The Company shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the Company a written statement of his or her good faith belief that he or she has met the standard of conduct set forth in this Section I, and the director or officer furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 1.

The Company shall indemnify a director or officer of the Company to the extent, however, that such director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the Company against reasonable expenses incurred by him or her in connection with the proceeding.

Notwithstanding any contrary determination in the specific case, and notwithstanding the absence of any determination hereunder, any director or officer who is made a party to a proceeding because he or she is or was a director or officer of the Company may apply to the court conducting the proceeding or to another court of competent jurisdiction for an order directing the Company to make advances or reimbursement for expenses or to provide indemnification. The basis of such indemnification by a court shall be a determination by such court that the director or officer is entitled to such advances, reimbursement or indemnification and shall also order the Company to pay the director’s or officer’s reasonable expenses incurred to obtain the order.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power or the obligation to indemnify him or her against such liability under this Section 1.

No indemnification shall be made which would violate the laws of the Commonwealth of Virginia, Section 18(k) of the Federal Deposit Insurance Act or any successor provision of law, or the regulations.

ARTICLE IX

GENERAL PROVISIONS

Section 1.                                           Declarations of Dividends.  Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to the law. Dividends may be paid in money or other property subject to any provisions of the Articles of Incorporation, modify or abolish any such reserve in the manner in which it was created.

Section 2.                                           Checks.  All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 3.                                           Fiscal Year.  The fiscal year of the Company shall be the calendar year.

Section 4.                                           Seal.  The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Virginia.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 5.                                           Amendments.  These By-Laws may be amended or repealed .or new by-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board unless the Articles of Incorporation or law reserve this power to the shareholders.